UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 24, 2015

SunEdison, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13828	56-1505767
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13736 Riverport Drive, Suite 180 Maryland Heights, Missouri		63043
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (314) 770-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

From December 10, 2015 through the date hereof, SunEdison, Inc. (the “Company”) has been engaged in ongoing financing discussions with certain potential financing sources, including existing investors and lenders of the Company (collectively, the “Financing Sources”). In particular, the Company has specifically been engaged in discussions relating to a new up to $650 million second lien credit facility, a portion of the proceeds of which would be used to repay the Company’s existing second lien credit facility. The Company is disclosing this information as part of an ongoing financing process and intends to continue to explore the potential second lien credit facility that may include a significant amount of the Company’s outstanding equity. A copy of the presentation provided to certain of the Financing Sources has been posted on the Company’s website at www.sunedison.com. Such information was not prepared or disclosed with a view toward public disclosure and is being disclosed in accordance with the Company’s public disclosure obligations and requirements under confidentiality agreements entered into between the Company and certain of the Financing Sources.

In accordance with General Instruction B.2 of Form 8-K, the information contained herein is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNEDISON INC.

Date: December 24, 2015	By:	/s/ Martin H. Truong
Martin H. Truong
Senior Vice President, General Counsel and Corporate Secretary